Exhibit 10.3
Execution Version

AMENDMENT NO. 1

THIS AMENDMENT NO. 1 dated as of April 27, 2012 (this “Amendment”) to the Subordinated Loan Agreement referenced below, is by and between Boardwalk Pipelines Holding Corp., a Delaware corporation (the “Lender”), and Boardwalk Pipelines, LP, a Delaware limited partnership (the “Borrower”).

RECITALS:

WHEREAS, pursuant to the Subordinated Loan Agreement dated as of May 1, 2009 (the “Subordinated Loan Agreement”) by and between the Borrower and the Lender, the Lender has made a subordinated loan to the Borrower; and

WHEREAS, the Borrower has requested and the Lender has agreed, subject to the terms and conditions hereinafter set forth, to amend the Subordinated Loan Agreement as set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1) Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided in the Subordinated Loan Agreement.

2) Amendment.  Effective as of the date hereof, and subject to the terms and conditions contained herein, the Subordinated Loan Agreement is hereby amended as follows:

a)	The following definitions in Section 1.1 (Definitions) of the Subordinated Loan Agreement are hereby amended and restated in their entirety to read as follows:

i)	“‘Maturity Date’ shall mean April 27, 2022.”

ii)
“‘Qualifying Indebtedness’ means Indebtedness of the MLP, the Borrower or any Subsidiary of the Borrower that is incurred after the date hereof and that does not have any amortization payment due or maturity date occurring sooner than December 29, 2013.”

Exhibit 10.3
iii)	“‘Senior Agent’ shall mean Wells Fargo Bank, N.A., or such successor administrative agent as maybe appointed under the terms of the Senior Credit Agreement.”

iv)
“Senior Credit Agreement” shall mean the Second Amended and Restated Revolving Credit Agreement, dated as of April 27, 2012, by and among the Borrower, Texas Gas Transmission, LLC, Gulf South Pipeline Company, L.P., Gulf Crossing Pipeline Company LLC, Boardwalk HP Storage Company, LLC, Boardwalk Midstream, LP, Boardwalk Pipeline Partners, LP, the several lenders from time to time party thereto, and the Senior Agent, as administrative agent, as the same may be amended, restated, amended and restated, supplemented, modified, refunded, replaced or refinanced from time to time.

b)	Section 2.5(Prepayment) of the Subordinated Loan Agreement is hereby amended by adding the following subsections (c) and (d):

“(c)
Mandatory Prepayment Upon Notice by the Lender.  Subject to the terms and conditions of the Subordination Agreement, all or a portion of the outstanding principal of the Subordinated Loans (and accrued interest on the Subordinated Loans to be so paid) shall be payable by the Borrower upon notice  by the Lender to the Borrower specifying the principal amount to be paid and date of such required payment.  The Lender shall deliver such notice in writing to the Borrower no less than fifteen (15) months prior to the date upon which the  payment specified in such notice is to be made.

(d)
Voluntary Prepayment.  Subject to the terms and conditions of the Subordination Agreement, upon no less than five (5) Business Days prior written notice to the Lender specifying the principal amount of  the Subordinated Loans to be prepaid and the proposed date of such prepayment, the Borrower may voluntarily prepay, in whole or in part, the principal amount of the Subordinated Loans specified in such notice together with accrued interest to the date of such prepayment.”

3) No Other Amendments or Waivers.  The execution and delivery of this Amendment shall not, except as specifically provided herein, constitute a waiver of (a) any other provision of the Subordinated Loan Agreement or (b) any right, power or remedy of the Lender under the Subordinated Loan Agreement, including rights, powers and remedies arising out of or relating to any existing Defaults or Events of Default.  The Subordinated Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed.  No course of dealing and no failure or delay by the Lender in exercising any right, power or remedy under the Subordinated Loan Agreement shall operate as a waiver thereof or otherwise prejudice the Lender’s rights, powers or remedies.

Exhibit 10.3

4) Effectiveness. This Amendment shall become effective as of the date hereof upon the execution and delivery hereof by the Borrower and the Lender.

5) Counterparts.  This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail shall be as effective as delivery of a manually executed counterpart hereof.

6) GOVERNING LAW.  This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Exhibit 10.3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BOARDWALK PIPELINES, LP, as Borrower
By: Boardwalk Operating GP, LLC, its general partner By: Boardwalk Pipeline Partners, LP, its managing member By: Boardwalk GP, LP, its general partner By: Boardwalk GP, LLC, its general partner
By:	____________________________________
Name:
Title:
BOARDWALK PIPELINES HOLDING CORP., as Lender
By:	____________________________________
Name:
Title:

Signature Page to Amendment No. 1